EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 162 to Registration Statement No. 02-90946 on Form N-1A of our report dated June 7, 2010, relating to the financial statements of Global Strategies Portfolio (subsequently renamed Global Macro Absolute Return Advantage Portfolio), and to the references to us under the heading "Independent Registered Public Accounting Firm" and “Financial Statements” in the Statement of Additional Information, which is part of such Registration Statement.

Boston, Massachusetts November 30, 2010